Exhibit 4.1

GPT PROPERTY TRUST LP, as Issuer

GRAMERCY PROPERTY TRUST INC., as Guarantor

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of

March 24, 2014

3.75% Exchangeable Senior Notes due 2019

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INDENTURE

INDENTURE dated as of March 24, 2014 among GPT Property Trust LP, a Delaware limited partnership (hereinafter called the “Issuer”), Gramercy Property Trust Inc., a Maryland corporation (hereinafter referred to as the “Guarantor” or, in its capacity as general partner of the Issuer, the “General Partner”), each having its principal office at 521 Fifth Avenue, New York, New York 10175, and U.S. Bank National Association, as Trustee hereunder.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 3.75% Exchangeable Senior Notes due 2019 guaranteed by the Guarantor.

ARTICLE 1
DEFINITIONS

Section 1.01.         Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” has the meaning specified in the Registration Rights Agreement (as defined below).

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 14.04(a).

“Adjustment Cap” has the meaning specified in Section 14.04(f)(ii).

“Adjustment Floor” has the meaning specified in Section 14.04(f)(iii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Aggregate Share Cap” shall have the meaning specified in Section 14.01(c).

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 16.01.

“Bid Solicitation Agent” means the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(ii). The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the General Partner or a committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” has the meaning set forth in Section 14.02(d).

“Charter” means the Articles of Amendment and Restatement of the Guarantor, as amended to date.

“Clause A Distribution” shall have the meaning specified in Section 14.03(c)(iv).

“Clause B Distribution” shall have the meaning specified in Section 14.03(c)(v).

“Clause C Distribution” shall have the meaning specified in Section 14.03(c)(v).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms retained by the Issuer for this purpose, which may include one or more of the Initial Purchasers. The Closing Sale Price will be determined without reference to extended or after hours trading.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Combination Settlement” has the meaning set forth in Section 14.02(d).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, $0.001 par value per share, of the Guarantor as they exist on the date of this Indenture or any other shares of Capital Stock of the Guarantor into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Guarantor that is otherwise permitted hereunder in which the Guarantor is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Common Stock Legend” has the meaning specified in Section 2.05(c).

“Continuing Director” means a director who either was a member of the Board of Directors on the date of the Offering Memorandum or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Guarantor’s stockholders is duly approved by a majority of the continuing directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Guarantor on behalf of the entire Board of Directors in which such individual is named as nominee for director.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 190 S. LaSalle Street, 10th Floor, MK-IL-SLTR, Chicago, IL 60603, Attention: Global Corporate Trust, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Exchange Value” for any Trading Day in the applicable Exchange Period equals 2.5% of (1) the Exchange Rate in effect on that Trading Day, multiplied by (2) the VWAP of the Common Stock on that Trading Day.

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“Daily Measurement Value” means the quotient of the Specified Dollar Amount divided by 40.

“Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 40 consecutive Trading Days in the relevant Exchange Period, shall consist of:

(1)         cash equal to the lesser of (a) the Daily Measurement Value and (b) the Daily Exchange Value; and

(2)         to the extent the Daily Exchange Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (a) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (b) the VWAP of the Common Stock on such Trading Day.

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“DTA” has the meaning specified in Section 14.03(d) hereof.

“Effective Date” has the meaning specified in Section 14.04(b).

“Event of Default” has the meaning specified in Section 7.01(a).

“Ex-Dividend Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the applicable issuance, dividend or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 14, which, initially, shall be the Trustee.

“Exchange Date” has the meaning specified in Section 14.02(b).

“Exchange Notice” has the meaning specified in Section 14.02(a)(i).

“Exchange Obligation” has the meaning specified in Section 14.01(a).

“Exchange Period” means the 40 consecutive Trading Day period:

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(1)         with respect to Exchange Notices received on or after December 15, 2018, beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date; and

(2)         in all other cases, beginning on, and including, the third Trading Day following the Issuer’s receipt of the relevant Exchange Notice.

“Exchange Price” means, on any date of determination, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall initially be 161.1863 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 14.

“Exchange Share Cap” shall have the meaning specified in Section 14.01(c).

“Expiration Time” has the meaning specified in Section 14.03(e).

“Fundamental Change” means the occurrence at any time after the Notes are originally issued of any of the following events:

(1)         any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Issuer, the Guarantor or one of the Guarantor’s other majority-owned subsidiaries, files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s common equity representing more than 50% of the voting power of the Guarantor’s common equity;

(2)         the consummation of (x) any consolidation, merger or binding share exchange or reclassification or similar transaction between the Guarantor and another person (other than its subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Guarantor’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change the Guarantor’s jurisdiction of formation or to form a holding company for the Guarantor and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the Guarantor’s assets and its subsidiaries, on a consolidated basis, to another person (other than any of the Guarantor’s subsidiaries);

(3)         “Continuing Directors” cease to constitute at least a majority of the Guarantor’s Board of Directors;

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(4)         the Guarantor’s stockholders approve any plan or proposal for the liquidation or dissolution of the Guarantor (other than in a transaction described in clause (2) above);

(5)         the Common Stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); or

(6)         the Guarantor (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be, either directly or indirectly through one or more of its subsidiaries, the Issuer’s general partner or ceases to control the Issuer;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of common stock or common equity interests that are traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a Fundamental Change under clause (1) or (2) of the definition thereof (such common stock or common equity interests, “Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable for such Publicly Traded Securities, excluding cash payments for fractional shares, such transaction or event shall not be a Fundamental Change.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(c).

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Global Note” has the meaning specified in Section 2.02.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Article 16.

“Guarantee Obligations” has the meaning specified in Section 16.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Indemnified Person” has the meaning specified in Section 8.06(c).

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“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Purchasers” means Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and JMP Securities LLC.

“Interest” means, when used with reference to the Notes, any interest payable in respect of the Notes. Unless the context otherwise requires, any reference to Interest on, or in respect of, any Note in this Indenture shall be deemed to include (x) Supplementary Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Registration Rights Agreement and/or additional interest is or would be payable pursuant to Section 7.01(b) of this Indenture and (y) the amounts payable if any pursuant to Section 5.12 should the Maturity Date or the Redemption Date for the Notes occur during a period when there exists a Registration Default. Unless the context otherwise requires, any express mention of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

“Interest Payment Date” means (x) with respect to any payment of Interest other than Defaulted Interest, each March 15 and September 15 of each year, beginning September 15, 2014 and (y) with respect to any payment of Defaulted Interest, the date specified for such payment by the Issuer.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 11, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by the General Partner by its Chairman of the Board of Directors, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the General Partner, and delivered to the Trustee.

“Issuer Repurchase Notice” has the meaning specified in Section 3.01(b).

“Issuer Repurchase Notice Date” has the meaning specified in Section 3.02(a).

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

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“Maturity Date” means March 15, 2019.

“Merger Event” shall have the meaning specified in Section 14.05(a).

“Note” or “Notes” means any of the Issuer’s 3.75% Exchangeable Senior Notes due 2019, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Offering Memorandum” means the Issuer’s and the Guarantor’s offering memorandum dated March 18, 2014 relating to the Notes.

“Officer” means the Chairman of the Board of Directors, the President, one of the Vice Presidents, the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner, and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer and who shall be satisfactory to the Trustee and delivered to the Trustee.

“Optional Redemption” shall have the meaning specified in Section 4.01.

“outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)          Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)          Notes, or portions thereof, for whose payment (repurchase pursuant to Article 3) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes;

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(c)          Notes, which shall have been discharged in accordance with Article 12;

(d)          Notes exchanged pursuant to Article 14, on and after their Exchange Date; and

(e)          Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which are identified as being so owned on the Note Registrar shall be so disregarded. Notes owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means any corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Settlement” has the meaning set forth in Section 14.02(d).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, all capital stock issued by such Person that are entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

“Preliminary Offering Memorandum” means the Issuer’s and the Guarantor’s preliminary offering memorandum dated March 18, 2014, as supplemented by the related pricing term sheet dated March 18, 2014, relating to the Notes.

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“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” has the meaning specified in Section 4.02(a).

“Redemption Notice” has the meaning specified in Section 4.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 4.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” has the meaning provided in Section 14.05(a).

“Registration Default” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated March 24, 2014, among the Issuer, the Guarantor and the Initial Purchasers, as amended from time to time in accordance with its terms.

“REIT” means a real estate investment trust.

“Reporting Event of Default” has the meaning specified in Section 7.01(b).

“Responsible Officer” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular matter, any other officer of the Trustee to whom such corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” has the meaning specified in Section 2.05(c).

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Amount” has the meaning specified in Section 14.02(d).

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“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being exchanged to be received upon exchange as specified in the notice specifying the chosen Settlement Method.

“Spin-Off” has the meaning specified in Section 14.03(c).

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or Interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or Interest is due and payable.

“Stock Price” has the meaning specified in Section 14.04(b).

“Subsidiary” means a Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or the Guarantor or by one or more other Subsidiaries of the Issuer or the Guarantor, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Supplementary Interest” has the meaning specified in Section 7.01(c).

“Supplementary Interest Notice” has the meaning specified in Section 5.09.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then listed or admitted for trading, and (ii) a closing sale price for the Common Stock (or such other security for which a closing sale price must be determined) is available on such securities exchange; provided that, for purposes of determining amounts due under Section 14.02(b), “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

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“Trading Price” per $1,000 principal amount of Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects, provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer, then, the Trading Price of the Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the applicable Exchange Rate.

“transfer” has the meaning specified in Section 2.05(c).

“Trigger Event” has the meaning specified in Section 14.03(c).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Units” means the limited partnership units of the Issuer.

“VWAP” or “volume weighted average price” per share of the Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page GPT <EQUITY> AQR in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day; or, if such price is not available, the volume-weighted average price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm, which may be one of the Initial Purchasers, retained for this purpose by the Issuer. The “volume-weighted average price” or “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES

Section 2.01.         Designation Amount and Issue of Notes. The Notes shall be designated as “3.75% Exchangeable Senior Notes due 2019.” Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, such order signed by one Officer, without any further action by the Issuer hereunder.

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The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance, the aggregate principal amount of Notes outstanding shall not exceed $115,000,000, except as provided in Section 2.06. The Issuer may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes shall be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes. The Initial Notes and any such Additional Notes shall constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take that action as a single class.

Section 2.02.         Form of Notes. The Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and Interest on any Global Note shall be made to the Holder of such Note.

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Section 2.03.         Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, subject to the provisions of Section 14.02(a) relating to any Note or portion thereof surrendered for exchange during the period from the Close of Business on the Record Date for any Interest Payment Date to the Close of Business on the applicable Interest Payment Date. Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Note Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary.

If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any Interest Payment Date shall mean the March 1 or September 1 preceding the applicable March 15 and September 15 Interest Payment Date, respectively.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any March 15 and September 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)          The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty (20) calendar days after the receipt by the Trustee of such notice), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment. At least 15 calendar days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice stating the special record date, the related payment date and the amount of such interest to be paid to each such Holder.

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(b)          The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.         Execution of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 8.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.         Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 5.02.

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Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 5.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange or repurchase shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(b)          The following provisions shall apply only to Global Notes:

(i)          Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)         Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within ninety (90) calendar days, or (2) an Event of Default has occurred and is continuing. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

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(iii)        Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without Interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)        In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without Interest coupons.

(v)         Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)        At such time as all interests in a Global Note have been repurchased, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is repurchased, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

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(c)          Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Notes Legend”), and any Common Stock that bears or is required under this Section 2.05(c) to bear the Common Stock legend set forth in this Section 2.05(c) (the “Common Stock Legend”) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the Maturity Date or the Redemption Date for the Notes, every certificate evidencing the Notes shall bear a Restricted Notes Legend in substantially the following form unless otherwise determined by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, GRAMERCY PROPERTY TRUST INC. OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

Until the date that is the later of (1) the date that is one year after the date of issuance of shares of Common Stock upon exchange of a Note, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any stock certificate evidencing shares of Common Stock issued upon exchange of such Note shall bear legends referring to the restrictions on ownership and transfer set forth in the Charter and a Common Stock Legend in substantially the following form unless such Common Stock has been sold pursuant to a registration statement that has been declared or become effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise determined by the Issuer in writing, with written notice thereof to the Trustee:

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND GRAMERCY PROPERTY TRUST INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(c).

(d)          By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(e)          Any Restricted Securities purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

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(f)          The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.         Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

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Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.         Temporary Notes. Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.         Cancellation of Notes. All Notes surrendered for the purpose of payment, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or Exchange Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

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Section 2.09.         CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REPURCHASE OF NOTES

Section 3.01.         Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date or the Redemption Date, then each Noteholder shall have the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on a date (the “Fundamental Change Repurchase Date”) specified by the Issuer, which shall be no earlier than fifteen (15) calendar days and no later than thirty-five (35) calendar days after the date of the Issuer Repurchase Notice related to such Fundamental Change, at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid Interest, if any, to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if the Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Issuer shall pay the full amount of accrued and unpaid Interest, if any, on such Interest Payment Date to the Holder of record at the Close of Business on the corresponding Record Date, and the repurchase price will be 100% of the principal amount of the Notes to be repurchased.

(b)          Following the occurrence of a Fundamental Change, the Issuer shall, within ten calendar days after the effective date thereof, give or cause to be given to all Holders of record on the date of the Fundamental Change (and to beneficial owners as required by applicable law) a notice including the information set forth in Section 3.02(b) (such notice, an “Issuer Repurchase Notice”) with respect to such Fundamental Change. The Issuer shall also deliver a copy of the Issuer Repurchase Notice to the Trustee and the Paying Agent at such time as it is given to Noteholders. In addition to the giving of such Issuer Repurchase Notice, the Issuer shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Fundamental Change or publish such information in The Wall Street Journal or another newspaper of general circulation in the City of New York or on the Guarantor’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

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(c)          For a Note to be repurchased at the option of the Holder pursuant to this Section 3.01(c), the Holder must deliver to the Paying Agent, prior to the Close of Business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note duly completed (if the Note is certificated) or stating the following (if the Note is represented by a Global Note): (A) the certificate number of the Note that the Holder will deliver to be repurchased (if the Note is certificated) or that the relevant Fundamental Change Repurchase Notice complies with the appropriate Depositary procedures (if the Note is represented by a Global Note), (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Notes not subject to repurchase must be in an authorized denomination) and (C) that such Note shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; together with (ii) such Notes duly endorsed for transfer (if the Note if certificated) or book-entry transfer of such Note (if such Note is represented by a Global Note). The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

(d)          The Issuer, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(e)          Notwithstanding the foregoing, no Notes may be repurchased by the Issuer pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured, on or prior to the relevant Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the repurchase price pursuant to this Section 3.01 with respect to the Notes to be repurchased).

(f)          The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Fundamental Change Repurchase Date if the book-entry transfer or delivery of the Notes to the Paying Agent is effected prior to the Close of Business on the second Business Day immediately prior to the Fundamental Change Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the time of the book-entry transfer or delivery of the Note. Payment of the repurchase price for a Note for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer in compliance with applicable Depositary procedures or delivery of the Notes, together with necessary endorsements, to the Paying Agent.

Section 3.02.         Issuer Repurchase Notice. (a) The Issuer Repurchase Notice, as provided in Section 3.02(b), shall be given to Holders in the event of a Fundamental Change, on or before the tenth calendar day after the occurrence of such a Fundamental Change as provided in Section 3.02(b) (the “Issuer Repurchase Notice Date”).

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(b)          In connection with any repurchase of Notes, the Issuer shall, on the applicable Issuer Repurchase Notice Date, give written notice to Holders (with a copy to the Trustee) setting forth information specified in this Section.

Each Issuer Repurchase Notice shall:

(i)          state the events causing the Fundamental Change and the date thereof;

(ii)         state the procedures Holders must follow to require the Issuer to purchase their Notes and that Holders must exercise their right to elect to repurchase prior to the Close of Business on the second Business Day immediately preceding the Fundamental Change Repurchase Date;

(iii)        state the repurchase price, and the Fundamental Change Repurchase Date;

(iv)        state the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(v)         state the applicable Exchange Rate and any adjustments thereto;

(vi)        state that Notes must be surrendered to the Paying Agent to collect the repurchase price;

(vii)       state that a Holder may withdraw its Fundamental Change Repurchase Notice at any time prior to the Close of Business on the second Business Day immediately prior to the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 3.03;

(viii)      state that Notes as to which the Fundamental Change Repurchase Notice has been given may be exchanged only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

(ix)         state the amount of Interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date;

(x)          state that, unless the Issuer defaults in making payment of the repurchase price, Interest on Notes covered by any Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date;

(xi)         state the CUSIP number of the Notes, if CUSIP numbers are then in use; and

(xii)        if the Issuer, in its commercially reasonable judgment based on advice of counsel, determines that circumstances have changed such that it has become necessary or appropriate to withhold on proceeds under Section 1445 of the Code, the Issuer will include with the Issuer Repurchase Notice a notice of that conclusion and of its intent to withhold.

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An Issuer Repurchase Notice may be given by the Issuer or, at the Issuer’s request, the Trustee shall give such Issuer Repurchase Notice in the Issuer’s name and at the Issuer’s expense; provided that the text of the Issuer Repurchase Notice shall be prepared by the Issuer.

If any of the Notes is represented by a Global Note, then the Issuer will modify such Issuer Repurchase Notice to the extent necessary to accord with the applicable procedures of the Depositary that apply to the repurchase of Global Notes.

(c)          The Issuer shall, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Notes.

Section 3.03.         Effect of Fundamental Change Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with this Section 3.03) thereafter be entitled to receive solely the repurchase price with respect to such Note. Such repurchase price shall be paid to such Holder on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 3.01) and (y) two (2) Business Days after the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 on or after the Fundamental Change Repurchase Date.

Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be exchanged pursuant to Article 14 hereof on or after the date of the delivery of such Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the second Business Day immediately prior to the Fundamental Change Repurchase Date specifying:

(a)          the name of the Holder;

(b)          the certificate number(s) of all withdrawn Notes in certificated form or that the notice of withdrawal complies with appropriate Depositary procedures with respect to all withdrawn Notes represented by a Global Note;

(c)          the principal amount of Notes with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and

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(d)          the principal amount of Notes, if any, that remains subject to the original Fundamental Change Repurchase Notice and that has been or will be delivered for repurchase by the Issuer.

If a Fundamental Change Repurchase Notice is properly withdrawn, the Issuer shall not be obligated to repurchase the Notes so withdrawn from such Repurchase Notice.

Section 3.04.         Deposit of Repurchase Price. (a) Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer shall deposit with the Paying Agent or, if the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04 an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

(b)          If on the Fundamental Change Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Notes that Holders have elected to require the Issuer to repurchase in accordance with Section 3.01 and which have not been withdrawn in accordance with Section 3.03, then, on the Fundamental Change Repurchase Date such Notes will cease to be outstanding, Interest will cease to accrue and all other rights of the Holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Note. This will be the case whether or not book-entry transfer of the Note has been made or the Note has been delivered to the Paying Agent.

Section 3.05.         Notes Repurchased in Part. Upon presentation of any Note repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes in aggregate principal amount equal to the unrepurchased portion of the Notes presented (provided that the unrepurchased portion of the Notes must be in an integral multiple of $1,000).

Section 3.06.         Repayment to the Issuer. Subject to Section 12.03, the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with Interest, if any, thereon, held by them for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.04 exceeds the aggregate repurchase price of the Notes or portions thereof which the Issuer is obligated to repurchase as of the Fundamental Change Repurchase Date then, unless otherwise agreed in writing between the Issuer and the Paying Agent, promptly after the second Business Day following the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Issuer, together with Interest, if any, thereon.

ARTICLE 4
OPTIONAL REDEMPTION

Section 4.01.         Right to Redeem; Notices to Trustee. The Notes shall not be redeemable by the Issuer prior to March 20, 2017. On any Business Day on or after March 20, 2017, the Issuer may redeem (an “Optional Redemption”) for cash all or part of the Notes, at the Redemption Price, if the Closing Sale Price of the Common Stock has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Redemption Notice in accordance with Section 4.02. No sinking fund is provided for the Notes.

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Section 4.02.         Notice of Optional Redemption; Selection of Notes.

(a)          In case the Issuer exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 45 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuer, shall give or cause to be given a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date mailed by first class mail, postage prepaid, to each Holder of the Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day. The election of the Issuer to redeem any Notes pursuant to Section 4.01 shall be evidenced by a Board Resolution. The Issuer shall not less than 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. The Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with the conditions to such redemption no later than the date the Redemption Notice is given pursuant to this Section 4.02.

(b)          The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)          Each Redemption Notice shall specify:

(1)         the Redemption Date;

(2)         the Redemption Price;

(3)         that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(4)         the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(5)         that Holders may surrender their Notes for exchange at any time prior to the 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Redemption Date unless the Issuer fails to pay the Redemption Price (in which case a Holder may exchange such Notes until the Redemption Price has been duly paid or duly provided for);

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(6)         the procedures a exchanging Holder must follow to exchange its Notes;

(7)         the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 14.04;

(8)         the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(9)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)          If fewer than all of the outstanding Notes are to be redeemed and the Notes are in the form of Global Notes, the Depositary will select the Notes to be redeemed. If fewer than all of the outstanding Notes are to be redeemed and the Notes are not in the form of Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 4.03.         Payment of Notes Called for Redemption.

(a)          If any Redemption Notice has been given in respect of the Notes in accordance with Section 4.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

(b)          Prior to 11:00 a.m., New York City time, on the Redemption Date, the Issuer shall deposit with the Paying Agent or, if the Issuer or a Subsidiary of the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.04 hereof an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(1)         the Redemption Date for such Notes; and;

(2)         the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by this Section 4.03.

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(c)          Upon surrender of a Note that is to be redeemed in part only pursuant to Section 4.01, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, without payment of any service charge.

Section 4.04.         Restrictions on Redemption. The Issuer may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to such Notes).

ARTICLE 5
PARTICULAR COVENANTS OF THE ISSUER AND THE GUARANTOR

Section 5.01.         Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the repurchase price upon repurchase pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.         Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes . The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees, at the expense of the Issuer, to mail, or cause to be mailed, the notices set forth in Section 8.08(f). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

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Section 5.03.         Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.         Provisions as to Paying Agent. (a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)          that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)          If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(c)          Anything in this Section 5.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.02.

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The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05.         Existence. Subject to Article 11, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence all material rights and material franchises; provided, however, that neither the Issuer nor the Guarantor shall be required to preserve any such right or franchise if the Board of Directors of the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable.

Section 5.06.         Rule 144A Information Requirement. If so required by Rule 144A the Guarantor and the Issuer will promptly furnish to the Holders, beneficial owners and prospective purchasers of the Notes and of any shares of Common Stock delivered upon exchange of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Notes and such shares pursuant to Rule 144A.

Section 5.07.         Stay, Extension and Usury Laws. The Issuer and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08.         Compliance Certificate. The Issuer and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the General Partner as to his or her knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 5.08, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

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Section 5.09.         Supplementary Interest Notice. In the event that Supplementary Interest is payable to Holders of Notes, the Issuer will provide written notice (“Supplementary Interest Notice”) to the Trustee of its obligation to pay Supplementary Interest no later than fifteen (15) calendar days prior to the proposed Interest Payment Date for Supplementary Interest, and the Supplementary Interest Notice shall set forth the amount of Supplementary Interest to be paid by the Issuer on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Supplementary Interest, or with respect to the nature, extent or calculation of the amount of Supplementary Interest when made, or with respect to the method employed in such calculation of the Supplementary Interest.

Section 5.10.         Covenant Regarding Aggregate Share Cap. The Issuer and the Guarantor covenant not to take any voluntary action that would result in an adjustment to the Exchange Rate pursuant to Section 14.03(b), Section 14.03(c), Section 14.03(d) (other than any action that would result in an increase in the Exchange Rate under Section 14.03(d) to the extent necessary for the Guarantor to maintain its status as a REIT) and Section 14.03(e) or Section 14.04 that would result, in the Notes becoming exchangeable for a number of shares of Common Stock in excess of the Aggregate Share Cap for as long as such Aggregate Share Cap applies.

Section 5.11.         Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Guarantor shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange of the Notes as required by this Indenture from time to time as such Notes are presented for exchange.

The Guarantor covenants that all shares of Common Stock which may be issued upon exchange of Notes will upon issue be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

The Guarantor covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Guarantor shall, as expeditiously as possible secure such registration or approval, as the case may be.

The Guarantor further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Guarantor will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon exchange of the Notes; provided that if the rules of such exchange or automated quotation system permit the Guarantor to defer the listing of such the Common Stock until the first exchange of the Notes in accordance with the provisions of this Indenture, the Guarantor covenants to list such Common Stock issuable upon exchange of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

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Section 5.12.         Covenant as to the Maturity Date or the Redemption Date During a Registration Default. In addition to, and notwithstanding any other provision of this Indenture, if the Maturity Date or the Redemption Date for the Notes shall occur during a period where a Registration Default (as defined in the Registration Rights Agreement) exists, in addition to any Supplementary Interest otherwise payable, the Issuer shall make a cash payment to each Holder of Notes of an amount equal to 3.0% of the principal amount of the Notes outstanding and held by such Holder as of the Close of Business on the third Scheduled Trading Day immediately prior to the Maturity Date or the Redemption Date for the Notes, as applicable. The term “outstanding” shall be deemed for purposes of this Section 5.12 not to include the exclusion from such term specified in clause (d) thereof with respect to Notes exchanged on or after December 15, 2018. Accordingly, and for the avoidance of doubt, should the Maturity Date or the Redemption Date occur during a period in which a Registration Default exists, all Record Holders of Notes outstanding on the third Scheduled Trading Day immediately preceding the Maturity Date or the Redemption Date, as applicable, will receive the cash payment specified in this Section 5.12 regardless of whether their Notes have been exchanged on or after December 15, 2018 and prior to the Close of Business on such third Trading Day preceding the Maturity Date or the Redemption Date, as applicable.

ARTICLE 6
NOTEHOLDERS’ LISTS AND REPORTS BY
THE ISSUER AND THE TRUSTEE

Section 6.01.         Noteholders’ Lists. The Issuer will furnish or cause to be furnished to the Trustee:

(a)          semiannually, not later than 15 days after each Record Date for Interest for the Notes, a list, in such form as the Trustee may require, of the names and addresses of the Holders of Notes as of such Record Date, and

(b)          at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from such list names and addresses received by the Trustee in its capacity as Notes Registrar, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 6.02.         Preservation and Disclosure of Lists. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any authenticating agent nor any Paying Agent nor any Note Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 6.03.         Reports by Trustee. The Trustee shall transmit to the Holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every twelve months commencing on July 15, 2014 and may be dated as of a date up to 60 days prior to such transmission. A copy of each such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee when any Notes are listed on any stock exchange or any delisting thereof.

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Section 6.04.         Reports by Issuer. The Guarantor will deliver to the Trustee, within 15 days after it is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Guarantor files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 6.04 at the time of such filing through the EDGAR system (or such successor thereto).

ARTICLE 7
EVENTS OF DEFAULT; REMEDIES

Section 7.01.         Events of Default.

(a)          In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i)          default in the payment of any Interest on the Notes when such Interest becomes due and payable, that continues for a period of 30 days;

(ii)         default in the payment of the principal of the Notes or any repurchase price due with respect to the Notes, when due and payable;

(iii)        failure on the part of the Issuer or the Guarantor to satisfy their obligations upon an exchange of Notes pursuant to Article 14;

(iv)        failure by the Issuer to provide notice of a specified corporate event in accordance with Section 14.01(b)(iii) or Section 14.01(b)(iv), in each case, when due;

(v)         failure by the Issuer to provide an Issuer Repurchase Notice after the occurrence of a Fundamental Change as provided in Section 3.01(b) and Section 3.02(b), when due;

(vi)        failure on the part of the Issuer or the Guarantor to comply with their respective obligations under Article 11;

(vii)       default in the performance, or breach, of any other covenant or warranty of the Issuer in this Indenture with respect to the Notes, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

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(viii)      default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or the Guarantor or by any Subsidiary of the Issuer or of the Guarantor, the repayment of which the Issuer or the Guarantor has guaranteed or for which the Issuer or the Guarantor is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

(ix)         the rendering against the Issuer, the Guarantor, or any of their respective Subsidiaries of a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(x)          the Guarantor, the Issuer, or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(A)         commences a voluntary case; or

(B)         consents to the entry of an order for relief against it in an involuntary case; or

(C)         consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(D)         makes a general assignment for the benefit of creditors; or

(xi)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)         is for relief against the Guarantor, the Issuer or any of their respective Significant Subsidiaries in an involuntary case; or

(B)         appoints a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Issuer or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(C)         orders the liquidation of the Guarantor, the Issuer or any of their respective Significant Subsidiaries;

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and, in each case in this clause (xi), the order or decree remains unstayed and in effect for ninety (90) calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(a)(x) and Section 7.01(a)(ix)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders), may declare the principal amount of and Interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 7.01(a)(x) or Section 7.01(a)(xi) occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

(b)          Notwithstanding any provisions of this Indenture to the contrary, if the Issuer so elects, the sole remedy for an Event of Default relating to the Guarantor’s failure to comply with Section 6.04 hereof (a “Reporting Event of Default”), will consist exclusively of the right to receive additional interest on the Notes at a rate equal to (i) 0.25% per annum of the outstanding principal amount of the Notes for the first 90 days of the 180-day period in which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the outstanding principal amount of the Notes for the last 90 days of such 180-day period as long as such Event of Default is continuing (subject to Section 7.01(c), in addition to any Additional Interest that may be payable pursuant to the Registration Rights Agreement).

If the Issuer so elects, such additional interest will be payable in the same manner and on the same dates as the stated Interest payable on the Notes. On the 181st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Notes will be subject to acceleration pursuant to Section 7.01(a). The provisions of this Section 7.01(b) will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Issuer does not elect to pay the additional interest following a Reporting Event of Default in accordance with this Section 7.01(b) or the Issuer elected to make such payment but does not pay the additional interest when due, the Notes will be subject to acceleration as provided in Section 7.01(a).

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Issuer must notify all Holders of Notes, the Trustee and the Paying Agent (if the Paying Agent is a Person other than the Trustee or the Issuer) of such election prior to the beginning of such 180-day period. Upon the Issuer’s failure to timely give such notice, the Notes will be subject to acceleration as provided in Section 7.01(a).

(c)          In no event will the additional interest payable pursuant to Section 7.01(b) together with the Additional Interest payable pursuant to the Registration Rights Agreement (collectively, the “Supplementary Interest”) accrue at a rate in excess of 0.50% per annum pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Supplementary Interest.

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(d)          If, at any time after the principal amount of and Interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 7.07, if (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid Interest that have become due solely because of such acceleration, have been cured or waived; (b) the Issuer or the Guarantor shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue installments of Interest (to the extent that payment of such Interest is lawful), and principal which has become due otherwise than by such declaration of acceleration; and (c) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its expenses (including attorney’s fees), disbursements and advances pursuant to Section 8.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

(e)          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken. Notwithstanding the foregoing, the Trustee shall retain all rights under this Indenture to be indemnified for expenses incurred related to such proceeding.

Section 7.02.         Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 7.01(a)(i) or 7.01(a)(ii), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal or Interest, as the case may be, with Interest upon the overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid Interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under this Indenture, including, but not limited to, Section 8.06. Until such demand by the Trustee, the Issuer may pay the principal of and Interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

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In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor, the Issuer or any other obligor upon the Notes or the property of the Guarantor, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (including the repurchase price upon repurchase pursuant to Article 3)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the repurchase price upon repurchase pursuant to Article 3) and Interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 8.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 7.03.         Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 7, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

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FIRST:	To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee and any predecessor Trustee under Section 8.06;

SECOND:	To the payment of the amounts then due and unpaid upon the Notes for principal (including the repurchase price upon repurchase pursuant to Article 3) and Interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal (including the repurchase price upon repurchase pursuant to Article 3) and Interest, respectively; and

THIRD:	To the payment of the remainder, if any, to the Issuer.

Section 7.04.         Proceedings by Noteholders. No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal or Interest on the Notes or the Redemption Price or the repurchase price required in connection with a Fundamental Change, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as is satisfactory to it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Notes then outstanding in accordance with Section 7.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) and accrued Interest on such Note, on or after the respective due dates expressed in such Note or in the event of repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

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Anything contained in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of exchange as provided herein.

Section 7.05.         Proceedings by Trustee. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.06.         Remedies Cumulative and Continuing. All powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07.         Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Notes not joining therein, it being understood that (subject to Section 8.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of or Interest on the Notes, (ii) a failure by the Issuer to exchange any Notes as required by this Indenture, (iii) a default in the payment of the repurchase price on the Fundamental Change Repurchase Date pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof, which under Article 10 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

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Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.08.         Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3), or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 14.

ARTICLE 8
THE TRUSTEE

Section 8.01.         Notice of Defaults. Within ninety (90) calendar days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of any default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived pursuant to the terms of Section 7.07 hereof; provided, however, that, except in the case of a default in the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) or Interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided further that in the case of any default or breach of the character specified in Section 7.01(a)(vii), no such notice to Holders of Notes shall be given until at least 60 days after the occurrence thereof.

Section 8.02.         Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(a)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Sections 2.01 and 2.04 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(d)          before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may, but shall not be required to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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(i)          if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee (to the extent that a Responsible Officer of the Trustee does not have actual knowledge of the existence of such event or fact ) may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(j)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)          the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(l)          except for (i) a default under Sections 7.01(a)(i) or 7.01(a)(ii) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 8.03.         Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 8.04.         May Hold Notes and Common Stock. The Trustee, any Paying Agent, Exchange Agent, Note Registrar, authenticating agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent, Note Registrar, authenticating agent or such other agent.

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Section 8.05.         Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 8.06.         Compensation and Reimbursement. The Issuer agrees:

(a)          to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(c)          to indemnify each of the Trustee and any predecessor Trustee and their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and to hold each such Indemnified Person harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on such Indemnified Person’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 7.01(a)(x) or 7.01(a)(xi), the expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (including the repurchase price upon repurchase pursuant to Article 3) or Interest on any Notes. The provisions of this Section shall survive the discharge or termination of this Indenture and the earlier resignation or removal of the Trustee.

Section 8.07.         Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trustee Indenture Act. Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as Trustee.

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If and when the Trustee shall be or become a creditor of the Issuer or the Guarantor or any other obligor under the Notes, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer or the Guarantor (or any such other obligor).

Section 8.08.         Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.09.

(b)          The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)          The Trustee may be removed at any time by action of the Holders of a majority in principal amount of the outstanding Notes delivered to the Trustee and to the Issuer.

(d)          If at any time:

(i)          the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(ii)         the Trustee shall cease to be eligible under Section 8.07 of this Indenture and shall fail to resign after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(iii)        the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

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(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by action of the Holders of a majority in principal amount of the outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)          The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.09.         Acceptance of Appointment By Successor. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 8.06.

(b)          In case of the appointment hereunder of a successor Trustee, the Issuer, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article Ten hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trust sand duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

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(c)          Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 8.09, as the case may be.

(d)          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 8.

Section 8.10.         Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 8.11.         Appointment of Authenticating Agent. At any time when any of the Notes remain outstanding, the Trustee may appoint an authenticating agent or agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial repayment thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such authenticating agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 8.11, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section 8.11.

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Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the authenticating agent.

An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent herein. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section 8.11, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated: _____________

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Section 8.12.         Certain Duties and Responsibilities of the Trustee.

(a)          With respect to the Notes, except during the continuance of an Event of Default with respect to the Notes:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b)          In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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(d)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.12.

ARTICLE 9
THE NOTEHOLDERS

Section 9.01.         Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the Close of Business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 9.02.         Proof of Execution by Noteholders. Subject to the provisions of Sections 8.02 and 8.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 9.03.         Absolute Owners. The Issuer, the Trustee, any Paying Agent, any exchange agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the repurchase price upon repurchase pursuant to Article 3) and Interest on such Note, for exchange of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any exchange agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

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Section 9.04.     Issuer-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture or whether a quorum is present at a meeting of Noteholders, Notes which are owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or any other obligor on the Notes, as such ownership shall be reflected on the Note Register, shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05.     Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.    Supplemental Indentures Without Consent of Noteholders. The Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto for any of the following purposes:

(a)          to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

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(b)          to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Notes;

(c)          to add Events of Default for the benefit of the Holders of the Notes;

(d)          to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Notes then outstanding;

(e)          to secure the Notes;

(f)          to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)          to cure any ambiguity, defect or inconsistency in this Indenture or to make any other change with respect to the Indenture or the Notes that shall not adversely affect the interests of the Holders of the Notes in any respect;

(h)          to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate discharge of any of the Notes; provided that the action shall not adversely affect the interests of the Holders of the Notes in any respect;

(i)          to modify this Indenture and the Notes to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Notes or will not adversely affect the interests of the Holders of the Notes; or

(j)          to conform the provisions of the Indenture and the Notes to the description thereof contained in the “Description of Notes” section in the Preliminary Offering Memorandum.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.    Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 9) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

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(a)          change the Stated Maturity of the principal of or any installment of Interest on the Notes, reduce the principal amount of or the rate or amount of Interest on the Notes, or adversely affect any right of repayment of the Holder of the Notes;

(b)          change the place of payment, or the coin or currency, for payment of principal of or Interest on any Note or impair the right to institute suit for the enforcement of any exchange of or payment on or with respect to the Notes;

(c)          reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(d)          modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the obligations of the Guarantor in respect of the payments of principal and Interest;

(e)          modify the ranking provisions of the Indenture in a manner that is adverse to the rights of Holders;

(f)          modify or amend the terms and conditions of the obligations of the Guarantor as guarantor of the Notes in a manner that is adverse to the rights of Holders;

(g)          modify any of this Section 10.02 or the second paragraph of Section 7.07, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes;

(h)          modify the provisions of Sections 3.01 and 3.02 in a manner adverse to the Holders of the Notes, including the Issuer’s obligation to repurchase the Notes following a Fundamental Change;

(i)          reduce the Redemption Price or make any other change to the provisions of Article IV that is materially adverse to the Holders in any way; or

(j)          adversely affect the rights of Holders of the Notes contained in Section 14.01 of this Indenture.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

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It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03.   Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 8.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.    Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 10, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is otherwise authorized or permitted by this Indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.    Issuer May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

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(a)          the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume payment of the principal of and Interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)          immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)          either the Issuer or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 11.01 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 11.02.    Issuer Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03.    Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

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(a)          the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)          immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)          either the Guarantor or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate, as the case may be, and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.04.    Guarantor Successor to Be Substituted. Upon any consolidation by the Guarantor with or merger of the Guarantor into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 11.03, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Guarantee thereafter to be issued as may be appropriate.

ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01.    Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(a)          either

(i)          all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 12.03, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.03) have been delivered to the Trustee for cancellation; or

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(ii)         all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of this Indenture) in an amount sufficient to pay and discharge (without the necessity of investing such amount of cash deposited) the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and Interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Fundamental Change Repurchase Date, as the case may be;

(b)          the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)          the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 12.02.    Application of Trust Funds. All money deposited with the Trustee pursuant to Section 12.01 shall be held in trust, uninvested, and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any Interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. All moneys deposited with the Trustee (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Issuer upon request.

Section 12.03.    Return of Unclaimed Monies. Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or Interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 12.04.    Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 12 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Notes; provided, however, that if the Issuer makes any payment of principal of or Interest on any Notes following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money so held by the Trustee or Paying Agent in trust.

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ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 13.01.    Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 16, no recourse for the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3) or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer (i) in this Indenture or in any supplemental indenture, (ii) in any Note, or because of the creation of any indebtedness represented thereby or (iii) in the Registration Rights Agreement, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issue of the Notes.

ARTICLE 14
EXCHANGE OF NOTES

Section 14.01.    Right to Exchange. (a) Subject to the restrictions on ownership of shares of Common Stock as set forth in Section 14.06, and upon compliance with the provisions of this Article 14, a Holder may exchange, at such Holder’s option, all or part of its Notes, in multiples of $1,000, based on the Exchange Rate (the “Exchange Obligation”), subject to the Exchange Share Cap and the Aggregate Share Cap as set forth in Section 14.01(c) and to the further provisions of Section 14.02. Prior to the Close of Business on the Business Day immediately preceding December 15, 2018, Holders shall have the right to exchange their Notes only under the circumstances described in Section 14.01(b). On or after December 15, 2018, a Holder may surrender its Notes for exchange at any time on or prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date without regard to the conditions in Section 14.01(b). In no event may Notes be surrendered for exchange after the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)          (i)          Prior to the Close of Business on the Business Day immediately preceding December 15, 2018, Notes may be surrendered for exchange on any date during any calendar quarter beginning after March 31, 2014 (and only during such calendar quarter) if the Closing Sale Price of the Common Stock was more than 130% of the then current Exchange Price for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter.

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(ii)         Prior to the Close of Business on the Business Day immediately preceding December 15, 2018, Notes may be surrendered for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(ii), for each Trading Day of such five Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate on each such Trading Day during such five Trading Day period. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(ii) and the definition of Trading Price set forth in this Indenture. The Issuer shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such determination in writing; and the Issuer shall have no obligation to make such request unless a Holder provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate, at which time, the Issuer shall instruct the Bid Solicitation Agent in writing to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate. If the Issuer does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Issuer shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Exchange Rate for such date, the Issuer shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing.

(iii)        If, prior to the Close of Business on the Business Day immediately preceding December 15, 2018, the Guarantor:

(A)         distributes to all or substantially all holders of its Common Stock rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, shares of Common Stock at a price per share less than the average Closing Sale Price of Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution; or

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(B)         makes a distribution to all or substantially all holders of its Common Stock cash, other assets, securities or rights to purchase securities of the Issuer or the Guarantor (other than pursuant to a stockholders rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Issuer shall notify all Holders at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution by notice in writing. Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes for exchange any time until the earlier of (1) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place.

(iv)        If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding December 15, 2018, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 3.01, or if the Guarantor is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date that is 45 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Issuer gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing (i) as promptly as practicable following the date the Issuer publicly announces such transaction but in no event less than 45 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Issuer does not have knowledge of such transaction at least 45 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Issuer receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(c)          Unless and until the Guarantor obtains stockholder approval to issue more than 19.99% of the Common Stock outstanding at the time the Notes are initially issued (the “Aggregate Share Cap”) upon exchange of the Notes in accordance with the listing standards of the New York Stock Exchange, the number of shares of Common Stock deliverable upon exchange of the Notes shall be subject to the Aggregate Share Cap and the number of shares of Common Stock deliverable upon exchange of $1,000 principal amount of Notes shall not exceed the Exchange Share Cap. Accordingly, the number of shares of Common Stock deliverable upon exchange may be less than the number of shares of Common Stock that would otherwise be deliverable as calculated under Section 14.02 and, for the avoidance of doubt, there shall be no obligation upon the Issuer to make any cash payment in respect of any shares of Common Stock otherwise deliverable upon an exchange of Notes but for the Exchange Share Cap.

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Notwithstanding the foregoing, if any delivery of shares of Common Stock otherwise deliverable to a Holder upon an exchange of Notes is not made, in whole or in part, as a result of the Exchange Share Cap and the Aggregate Share Cap, the Issuer’s obligation to make such delivery shall not be extinguished, and it shall deliver such shares (the “Cap Restricted Shares”) to such Holder as promptly as practicable following the earlier of the date on which the issuance of shares of Common Stock in excess of the Aggregate Share Cap is approved by the stockholders of the Guarantor or the Aggregate Share Cap is no longer required under the listing standards of the New York Stock Exchange. The number of Cap Restricted Shares that shall be subsequently deliverable by the Issuer shall be subject to adjustment on account of the same events, and in the same manner as the Exchange Rate is (or if no Notes shall remain outstanding, would be) adjusted in accordance with the provisions of Section 14.03

The “Exchange Share Cap” for each $1,000 principal amount of Notes exchanged equals the quotient of (x) the Aggregate Share Cap and (y) the aggregate principal amount Notes (expressed in thousands) issued in this offering, which as of the date of this Indenture equals 124.1903 shares of Common Stock. The Exchange Share Cap will be rounded to the nearest ten-thousandth, with any one-hundred thousandths rounded downward. The Aggregate Share Cap will not be adjusted for any increase in the applicable Exchange Rate (except in the case of a share split or share combination of the Common Stock). The Exchange Share Cap and the Aggregate Share Cap will apply until either (x) the elimination of the Aggregate Share Cap is approved by the stockholders of the Guarantor or (y) the Aggregate Share Cap is no longer required under the listing standards of the New York Stock Exchange.

Section 14.02.    Exchange Procedures; Settlement Upon Exchange.

(a)          In order to exercise the exchange right with respect to any Notes in certificated form, a Holder must:

(i)          complete and manually sign a notice of exchange in the form entitled “Form of Exchange Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (an “Exchange Notice”);

(ii)         deliver such Exchange Notice and the certificated Notes to be exchanged to the Exchange Agent at the office of the Exchange Agent;

(iii)        to the extent any shares of Common Stock issuable upon exchange are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Exchange Agent;

(iv)        if required pursuant to this Section 14.02(a), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and

(v)         if required pursuant to Section 14.02(i), pay all transfer or similar taxes, if any.

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(b)          In order to exercise the exchange right with respect to any interest in a Global Note, a Holder must:

(i)          submit an Exchange Notice through the facilities of the Depositary and the Exchange Notice must comply with all applicable Depositary procedures;

(ii)         if required pursuant to this Section 14.02(a), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and

(iii)        if required pursuant to Section 14.02(i), pay all transfer or similar taxes, if any.

The date on which the Holder satisfies the foregoing requirements is the “Exchange Date.” The Notes shall be deemed to have been exchanged immediately prior to the Close of Business on the Exchange Date; provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such exchange shall become the holder of record of such shares as of the Close of Business on the Exchange Date, in the case of Physical Settlement, or the last Trading Day of the relevant Exchange Period, in the case of Combination Settlement.

Whether the Notes to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

(c)          If a Holder exchanges any Notes after the Close of Business on the Record Date for an interest payment but prior to the corresponding Interest Payment Date, the record Holder on such Record Date (if other than such Holder) shall receive on the corresponding Interest Payment Date the full amount of interest accrued and unpaid on such Notes, notwithstanding such Holder’s exchange of those Notes prior to the Interest Payment Date. However, except as provided in the next sentence, at the time such Holder surrenders its Notes for exchange after the Close of Business on a Record Date but prior to the Open of Business on the corresponding Interest Payment Date, such Holder must pay the Issuer an amount equal to the interest that has accrued and shall be paid on the Notes being exchanged on the corresponding Interest Payment Date. However, such Holder is not required to make such payment:

(i)          if such Holder exchanges its Notes following the Close of Business on the Record Date immediately preceding the Maturity Date;

(ii)         if such Holder exchanges its Notes in connection with the Optional Redemption and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(iii)        if such Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)        to the extent of any overdue interest, if overdue interest exists at the time of exchange with respect to such Holder’s Notes.

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For the avoidance of doubt, all Record Holders of Notes on the Record Date immediately preceding the Maturity Date, the Redemption Date and any Fundamental Change Repurchase Date described in (i), (ii), (iii) and (iv) above will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Record Date.

If the Issuer calls the Notes for redemption pursuant to Article 4, Holders may surrender their Notes for exchange at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date. After that time, Holders will no longer have the right to surrender their Notes for exchange on account of the Issuer’s delivery of the relevant Redemption Notice, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of the Notes may exchange its Notes until the Redemption Price has been paid or duly provided for.

If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.01 with respect to a Note, such Holder may not surrender that Note for exchange until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.03, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.

Upon surrender of a Note for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with such exchange; provided, however, that if the Holder does not deliver such cash, the Issuer may deduct and withhold from the consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Upon the exchange of an interest in a Global Note, the Trustee (or other Exchange Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(d)          Subject to this Section 14.02 and Section 14.04, upon exchange of any Note, the Issuer may, at its election, pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged either solely cash (“Cash Settlement”), solely shares of Common Stock (other than cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 14.02(d).

All exchanges occurring on or after December 15, 2018 shall be settled using the same Settlement Method. Prior to December 15, 2018, the Issuer shall use the same Settlement Method for all exchanges occurring on the same Exchange Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates. If the Issuer elects a Settlement Method, the Issuer shall notify Holders so exchanging of such Settlement Method through the Trustee, no later than the Close of Business on the Scheduled Trading Day immediately following the related Exchange Date (or, in the case of any exchanges occurring on or after December 15, 2018, no later than the Close of Business on the Scheduled Trading Day immediately preceding December 15, 2018. If the Issuer does not timely elect a Settlement Method, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Issuer elects Combination Settlement but does not timely notify exchanging Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

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In addition, unless and until the Guarantor obtains stockholder approval to issue Common Stock in excess of the Aggregate Share Cap upon exchange of the Notes in accordance with the listing standards of the New York Stock Exchange, (x) the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000, unless the Issuer elects a Specified Dollar Amount in excess of $1,000, in which case the Settlement Amount shall be determined by reference to such greater Specified Dollar Amount and (y) the number of shares of Common Stock deliverable upon exchange, if any, will be subject to the Aggregate Share Cap and the Exchange Share Cap.

The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(i)          if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Issuer shall deliver to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate in effect on the Exchange Date (and cash in lieu of any fractional share as described in Section 14.02(k));

(ii)         if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer shall pay to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days in the relevant Exchange Period; and

(iii)        if the Issuer elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer shall pay or deliver, as the case may be, to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days in the relevant Exchange Period (and cash in lieu of any fractional share as described in Section 14.02(k)), subject to the Exchange Share Cap.

(e)          Except as set forth in Section 14.04, if Cash Settlement or Combination Settlement is applicable, the Issuer shall pay and/or deliver the consideration due upon exchange on the third Business Day immediately following the final Trading Day of the related Exchange Period. If Physical Settlement is applicable, the Issuer shall deliver the consideration due upon exchange on the third Business Day immediately following the related Exchange Date; provided, that, with respect to any Exchange Date with respect to which Physical Settlement applies occurring after December 15, 2018, settlement will occur on the Maturity Date.

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(f)          If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(g)          In case any certificated Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered certificated Note.

(h)          Upon the exchange of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(i)          The issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Holder of Notes for any taxes or duties in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or duty or shall have established to the satisfaction of the Issuer that such tax has been paid.

(j)          Except as provided in Section 14.02(a), upon exchange, Holders shall not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest to the Exchange Date shall be deemed to be paid in full with the payment or delivery, as the case may be, of the cash, Common Stock or a combination thereof, upon exchange, rather than cancelled, extinguished or forfeited. With respect to any exchange with Combination Settlement, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

(k)          The Issuer shall not deliver fractional shares of Common Stock upon exchange of the Notes. If any fractional shares of Common Stock would be issuable upon the exchange of any Note or Notes, the Issuer shall instead pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the relevant Exchange Date, in the case of Physical Settlement, or on the final Trading Day of the relevant Exchange Period, in the case of Combination Settlement.

(l)          Except as may be set forth in Section 14.03, the Issuer shall not make any payment or other adjustment for dividends on any Common Stock issued upon exchange of the Notes.

(m)          The Issuer shall inform the Trustee upon its request if the Notes have become exchangeable under Section 14.01(b).

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Section 14.03.    Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time as follows:

(a)          If the Guarantor issues Common Stock as a dividend or distribution on Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

where

ER0 =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

ER1 =	the new Exchange Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 =	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date of such share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date of such share split or share combination but after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(b)          If the Guarantor distributes to all, or substantially all, holders of Common Stock any rights, warrants or options entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase Common Stock for a period of not more than 60 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula:

where

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ER0=	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X =	the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y =	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

If any right, warrant or option described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant or option had not been so issued.

For purposes of this Section 14.03(b) and for the purpose of Section 14.01(b)(iii)(A), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          If the Guarantor distributes shares of Capital Stock, evidences of indebtedness or other assets or property of the Guarantor to all, or substantially all, holders of Common Stock, excluding:

(i)          dividends, distributions, rights, warrants or options referred to in paragraphs (a) or (b) of this Section 14.03;

(ii)         dividends or distributions paid exclusively in cash; and

(iii)        Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be adjusted based on the following formula:

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where

ER0 =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 =	the new Exchange Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

provided that if “FMV” with respect to any distribution of shares of Capital Stock, evidences of indebtedness or other assets or property of the Guarantor is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive on the date such shares of Capital Stock, evidences of indebtedness or other assets or property of the Guarantor are distributed to holders of Common Stock, for each Note, the amount of shares of Capital Stock, evidences of indebtedness or other assets or property of the Guarantor such holder of Notes would have received had such holder of Notes owned a number of shares of Common Stock equal to a fraction (x) the numerator of which is the product of the Exchange Rate in effect on the Ex-Dividend Date for such distribution, and the aggregate principal amount of Notes held by such Holder and (y) the denominator of which is one thousand dollars ($1,000).

With respect to an adjustment to the Exchange Rate made pursuant to this clause (c), where there has been a payment of a dividend or other distribution of Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor (a “Spin-Off”), the Exchange Rate in effect immediately before the Close of Business on the effective date of the Spin-Off will be adjusted based on the following formula:

where

ER0 =	the Exchange Rate in effect immediately prior to the effective date of the Spin-Off;

ER1 =	the new Exchange Rate immediately after the effective date of the Spin-Off;

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FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after, and including, the effective date of the Spin-Off; and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any exchange within the 10 Trading Days following, and including, the effective date of any Spin-Off, references within this paragraph (c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exchange Date in determining the applicable Exchange Rate.

If any dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 14.03(c) (and subject in all respect to Section 14.03(f)), rights, options or warrants distributed by the Guarantor to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.03(c) (and no adjustment to the Exchange Rate under this Section 14.03(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.03(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.03(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

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For purposes of Section 14.03(a), Section 14.03(b) and this Section 14.03(c), if any dividend or distribution to which this Section 14.03(c) is applicable also includes one or both of:

(iv)        a dividend or distribution of shares of Common Stock to which Section 14.03(a) is applicable (the “Clause A Distribution”); or

(v)         a dividend or distribution of rights, options or warrants to which Section 14.03(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.03(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.03(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.03(a) and Section 14.03(b) with respect thereto shall then be made, except that, if determined by the Guarantor, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date, or effective date” within the meaning of Section 14.03(a) or “outstanding immediately prior to the Open of Business on the Ex-Dividend Date” within the meaning of Section 14.03(b).

(d)          If following the date of the original issuance of the Notes, the Guarantor makes any cash dividend or distribution to all, or substantially all, holders of outstanding Common Stock, to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividends threshold amount (the “DTA”) for such quarter, the Exchange Rate will be adjusted based on the following formula:

where

ER0 =	the Exchange Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

ER1 =	the new Exchange Rate immediately after the Ex-Dividend Date for such distribution;

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SP0 =	the Closing Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

DTA=	the dividend threshold amount, which shall initially be $0.035 per quarter, on a per share basis; and

C =	the amount in cash per share that the Guarantor distributes to holders of Common Stock in excess of the DTA;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each Note, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for such dividend or distribution.

The DTA is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted other than adjustments made pursuant to this Section 14.03(d). If an adjustment is required to be made as set forth in this Section 14.03(d) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e)          If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

where

ER0 =	the Exchange Rate in effect immediately prior to the Close of Business on the date such tender or exchange offer expires;

ER1 =	the Exchange Rate in effect immediately following the Close of Business on the date such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

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OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Time on the date such tender offer or exchange offer expires;

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time on the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender offer or exchange offer); and

SP1 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires.

The adjustment to the exchange rate under the preceding paragraph shall occur on the 10th Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any exchange within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Exchange Date in determining the applicable Exchange Rate.

If the Guarantor or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

(f)          If the Guarantor has in effect a rights plan while any Notes remain outstanding, Holders of Notes will receive, upon an exchange of Notes, in addition to Common Stock, if any, rights under the Guarantor’s stockholder rights agreement unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Guarantor have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of any shares of Common Stock delivered upon an exchange of Notes, the Exchange Rate will be adjusted at the time of separation as if the Guarantor had distributed, to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c)) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(g)          Notwithstanding this Section 14.03 or any other provision of this Indenture or the Notes, if any Exchange Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Exchange Rate adjustment) occurs, during the period beginning on, and including, the Open of Business on an Exchange Date and ending on, and including, the Close of Business on the last Trading Day of a related Exchange Period (or if the Issuer has elected Physical Settlement with respect to any exchange of Notes, the Close of Business on the third Trading Day immediately following the relevant Exchange Date), the Board of Directors shall make adjustments to the Exchange Rate and the amount of cash or number of shares of Common Stock issuable upon exchange of the Notes, as the case may be, as are necessary or appropriate to effect the intent of this Section 14.03 and the other provisions of this Article 14 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to the provisions of this paragraph shall apply in lieu of the adjustment or other term that would otherwise be applicable.

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In addition, notwithstanding the foregoing, if an Exchange Rate adjustment becomes effective on or immediately after any Ex-Dividend Date as described in Section 14.03(a) through 14.03(e) above, and a Holder of Notes that has exchanged its Notes would otherwise become the record holder of Common Stock as of the related Exchange Date or the last Trading Day of the related Exchange Period, as the case may be, based on an adjusted Exchange Rate for such Ex-Dividend Date, then, the Exchange Rate adjustment relating to such Ex-Dividend Date will not be made for such exchanging Holder. Instead, such Holder will be deemed to be the holder of record of shares of the Common Stock on an un-adjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)          The Issuer shall not make any adjustment to the Exchange Rate if Holders of the Notes are permitted to participate in the transactions described in this Section 14.03 on a basis equivalent to that which would apply if the Notes were exchanged entirely for Common Stock at the then-applicable Exchange Rate. If, however, the application of the foregoing formulas would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made (other than as a result of an adjustment pursuant to Section 14.03(a)).

Notwithstanding anything to the contrary contained herein, the applicable Exchange Rate shall not be adjusted for:

(i)          the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Guarantor and the investment of additional optional amounts in the Common Stock under any plan;

(ii)         the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Issuer or the Guarantor;

(iii)        the issuance of any Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

(iv)        a change in the par value of the Common Stock;

(v)         accumulated and unpaid dividends or distributions; and

(vi)        the issuance of Units by the Issuer and the issuance of the Common Stock or the payment of cash upon redemption thereof.

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Adjustments to the applicable Exchange Rate shall be calculated to the nearest 1/10,000th of a share. The Issuer shall not be required to make an adjustment in the Exchange Rate unless the adjustment would require a change of at least 1% of the Exchange Rate. However, the Issuer shall carry forward any adjustments that are less than 1% of the Exchange Rate and shall make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon (i) upon any exchange of the Notes (ii) at the end of each calendar year, (iii) upon a Make-Whole Fundamental Change, or (iv) upon the Issuer’s provision of a Redemption Notice.

The Guarantor may not take any voluntary actions that would result in an adjustment to the Exchange Rate pursuant to Section 14.03(a) through (e) without complying, if applicable, with the stockholder approval rules of the New York Stock Exchange and any similar rule of any United States securities exchange on which the Common Stock is listed at the relevant time. In accordance with such listing standards, this restriction shall apply at any time when the Notes are outstanding, regardless of whether the Guarantor then has a class of securities listed on The New York Stock Exchange.

In addition to those required by Sections 14.03(a) through (e), and subject to the listing standards of the New York Stock Exchange (and the Aggregate Share Cap), the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days. In addition, subject to the listing standards of the New York Stock Exchange (and the Aggregate Share Cap), the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Except as set forth above in this Article 14, the Exchange Rate shall not be adjusted.

Whenever the Exchange Rate is adjusted as herein provided, the Guarantor or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Guarantor or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

For purposes of this Section 14.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

In case:

(i)          the Guarantor shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 14.03; or

(ii)         the Guarantor shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

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(iii)        of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or the Guarantor is a party and for which approval of any stockholders of the Guarantor is required, or of the sale or transfer of all or substantially all of the assets of the Guarantor; or

(iv)        of the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) (1) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, combination, exchange, merger, sale, transfer, dissolution, liquidation or winding up and (2) either (i) the Issuer will not withhold under Section 1445 of the Code in connection with such exchange, or (ii) the Issuer will withhold under Section 1445 of the Code in connection with such exchange if (a) the Issuer, after reasonable efforts, believes that the Guarantor is not, or has not been able to determine whether the Guarantor is, a “domestically controlled qualified investment entity” as defined in Section 897(h) of the Code, or (b) there has been a change in relevant law, facts, or circumstances such that the Issuer, after reasonable efforts, believes that it is appropriate to withhold under Section 1445 of the Code, unless another exception to withholding is available at such time. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(i)          Whenever any provision of this Indenture requires the Issuer to calculate the Closing Sale Prices, the volume-weighted average price, the Daily Exchange Values or the Daily Settlement Amounts over, or based on, a span of multiple calendar days (including an Exchange Period), the Issuer shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Closing Sale Prices, the volume-weighted average prices, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

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Section 14.04.    Exchange Rate Adjustment After Make-Whole Fundamental Change. (a) Subject to the provisions hereof, if a Noteholder elects to exchange its Notes in connection with a Make-Whole Fundamental Change, the Issuer will increase the applicable Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) as specified below; provided that the Additional Shares will only be payable as set forth below. An exchange of Notes will be deemed for these purposes to be “in connection with” such a Make-Whole Fundamental Change if the Exchange Date occurs during the period from the effective date of such Make-Whole Fundamental Change until the corresponding Fundamental Change Repurchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the effective date for such Make-Whole Fundament Change.

Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Issuer shall, at its option, satisfy its Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement, as described under Section 14.02(d). However, if the consideration received by holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment as described in this Section 14.04), multiplied by such Stock Price. In such event, the Issuer shall satisfy its Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date.

(b)          The number of Additional Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the Make-Whole Fundamental Change transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the relevant Make-Whole Fundamental Change transaction, the Stock Price will equal the cash amount paid per share of Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock on the 10 consecutive Trading Days up to but excluding the Effective Date.

(c)          The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(d)          The number of Additional Shares will be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 14.03.

(e)          The following table sets forth the number of Additional Shares by which the Exchange Rate will be increased per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below:

	$5.17	$5.50	$6.00	$6.20	$7.00	$8.07	$9.00	$10.00	$12.50	$15.00	$20.00	$30.00

03/24/2014	32.2372	27.7419	20.8825	18.6684	12.3861	7.6891	5.4776	4.0929	2.4967	1.7927	1.0478	0.3717

03/15/2015	32.2372	28.0630	20.5395	18.1256	11.3592	6.5052	4.3802	3.1573	1.9114	1.4010	0.8443	0.3231

03/15/2016	32.2372	27.9778	19.6265	16.9543	9.5488	4.5715	2.7092	1.8459	1.1771	0.9051	0.5782	0.2623

03/15/2017	32.2372	27.1337	18.1553	15.2940	7.1488	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

03/15/2018	32.2372	24.4050	14.8325	11.9984	4.9741	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

03/15/2019	32.2372	20.6319	5.4804	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

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(f)          If the exact Stock Price and Effective Date are not set forth on the table above, then:

(i)          if the Stock Price is between two Stock Prices in the table or the Effective Date is between two dates in the table, the Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year;

(ii)         if the Stock Price is in excess of $30.00 per share of Common Stock (the “Adjustment Cap”) (subject to adjustment) no Additional Shares will be added to the applicable Exchange Rate; and

(iii)        if the Stock Price is less than $5.17 per share of Common Stock (the “Adjustment Floor”) (subject to adjustment) no Additional Shares will be added to the applicable Exchange Rate.

The Adjustment Cap and Adjustment Floor shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted pursuant to Section 14.03. The adjusted Adjustment Cap or Adjustment Floor, as the case may be, shall equal the Adjustment Cap or Adjustment Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(g)          Notwithstanding anything in this Section 14.04 to the contrary, in no event will the total number of shares of Common Stock issuable upon exchange of the Notes exceed 193.4235 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.03 and subject further to the provisions of this Indenture relating to the Exchange Share Cap.

Section 14.05.   Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur:

(i)          any recapitalization, reclassification or change of shares of Common Stock issuable upon exchange of the Notes (other than a change as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 14.03);

(ii)         any consolidation, merger or combination involving the Guarantor with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock; or

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(iii)        any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash or any combination of the foregoing) with respect to or in exchange for such Common Stock,

(any such event, a “Merger Event”) then, at the effective time of the Merger Event, the Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that the Notes shall be exchangeable for the kind and amount of shares of stock, securities or other property or assets (including cash or any combination of the foregoing) receivable upon such recapitalization, reclassification, change, consolidation, merger, combination, sale or conveyance (the “Reference Property”) by a holder of a number of shares of Common Stock issuable upon exchange for such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exchange all such Notes) immediately prior to such Merger Event. However, at and after the effective time of the Merger Event, (A) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as set forth in Section 14.02 and (B)(1) any amount payable in cash upon exchange of the Notes as set forth in Section 14.02 will continue to be payable in cash, (2) any shares of Common Stock that the Issuer would have been required to deliver upon exchange of the notes as set forth in Section 14.02 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (3) VWAP will be calculated based on the value of the amount and kind of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the Merger Event causes Common Stock to be exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property for which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale or conveyance, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination of the foregoing) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Note Register maintained by the Note Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 14.05 shall similarly apply to successive recapitalizations, reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

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(b)          The Guarantor shall not become a party to any such transaction unless its terms are consistent with this Section 14.05.

Section 14.06.   Ownership Limit and Withholding.

(a)          Notwithstanding any other provision of the Notes or this Indenture, no Holder of Notes will be entitled to receive Common Stock following exchange of such Notes to the extent that receipt of such Common Stock would cause such Holder to exceed the ownership limits contained in the Guarantor’s charter. If any delivery of shares of Common Stock owed to a Holder upon exchange of Notes is not made, in whole or in part, as a result of the limitations described in this Section 14.06(a), the Issuer’s obligation to make such delivery shall not be extinguished and the Issuer shall deliver such shares as promptly as practicable after any such exchanging Holder gives notice to the Issuer that such delivery would not result in it being the beneficial or constructive owner of (i) more than 9.8% (in value or in number of shares, whichever is more restrictive) of the shares of Common Stock outstanding at such time, or (ii) more than 9.8% in value of the combined outstanding shares of Capital Stock of the Guarantor.

(b)          At the Maturity Date or the Redemption Date, upon earlier repurchase of the Notes or at any time a payment is made with respect to the Notes, and as otherwise required by law, the Issuer may deduct and withhold from such amount otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law, and such amount shall be deemed paid to such Holder for all purposes of this Indenture.

Section 14.07.   Calculations in Respect of Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. These calculations include, but are not limited to, determinations of the Closing Sale Price or volume-weighted average price of the Common Stock, Daily Settlement Amounts, Daily Exchange Values, the Exchange Share Cap, the Aggregate Share Cap, accrued interest payable on the Notes, the Exchange Rate and Exchange Price. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Notes and the Holders of the Notes absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee, at the expense of the Issuer, shall forward calculations made by the Issuer to any Holder of Notes upon request. None of the Trustee, the Note Registrar, the Paying Agent, the Exchange Agent and the Bid Solicitation Agent (if other than the Issuer) shall have any responsibility to determine the Trading Price of the Notes or the Closing Sale Price or whether the conditions to exchange specified in Article 14 have been satisfied.

ARTICLE 15
MEETINGS OF HOLDERS OF NOTES

Section 15.01.   Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 15 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

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Section 15.02.   Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 15.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 17.03, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)          In case at any time the Issuer, pursuant to a Board Resolution, the Guarantor, or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 15.02.

Section 15.03.   Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Guarantor and their respective counsel.

Section 15.04.   Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

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Except as limited by the proviso to Section 10.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at such meeting; provided, however, that, except as limited by the proviso to Section 10.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 15.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

(i)          there shall be no minimum quorum requirement for such meeting; and

(ii)         the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 15.05.         Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.01 and the appointment of any proxy shall be proved in the manner specified in Section 9.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 9.01 to certify to the holding of the Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.01 or other proof.

(b)          The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, the Guarantor or by Holders of Notes as provided in Section 15.02(b), in which case the Issuer, the Guarantor or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

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(c)          At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

(d)          Any meeting of Holders of Notes duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 15.06.   Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 16
GUARANTEE

Section 16.01.    Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 16, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that (i) the principal of (including the repurchase price upon repurchase pursuant to Article 3) and Interest on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date or the Redemption Date, upon acceleration, upon repurchase due to a Fundamental Change or otherwise, and Interest on overdue principal and (to the extent permitted by law) Interest on any overdue Interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date or the Redemption Date, by acceleration, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 16.03 hereof (collectively, the “Guarantee Obligations”).

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Subject to the provisions of this Article 16, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and Interest on the Notes and all other costs provided for under this Indenture or as provided in Article 8.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 7 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

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Section 16.02.   Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 16.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 16 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 16.03.    Limitation of Guarantor’s Liability; Certain Bankruptcy Events. (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 16 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)          The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 16.04.    Application of Certain Terms and Provisions to the Guarantor. (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor.

(b)          Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 17.03 hereof as if references therein to the Issuer were references to the Guarantor.

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(c)          Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 17.03 hereof as if references therein to the Issuer were references to the Guarantor.

(d)          Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 17.05 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 17
MISCELLANEOUS PROVISIONS

Section 17.01.    Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02.    Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 17.03.    Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

To Issuer:

GPT Property Trust LP

521 Fifth Avenue

New York, New York 10175

Facsimile No.: 212-297-1090

Attention: Chief Financial Officer

To Guarantor:

Gramercy Property Trust Inc.

521 Fifth Avenue

New York, New York 10175

Facsimile No.: 212-297-1090

Attention: Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

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U.S. Bank National Association

190 S. LaSalle Street 10th Floor

MK-IL-SLTR

Chicago, IL 60603

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in this Indenture, any notice or communication to a Noteholder shall be given through the facilities of the Depositary in accordance with the Depositary’s customary procedures; provided, however, that notices to holders holding certificated Notes shall be given by mail to the addresses of such Holders as they appear in the Note Register.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04.    Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 17.05.    Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

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Section 17.06.    Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, Maturity Date or Redemption Date of any Note, or the last date on which a Holder has the right to exchange a Note, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), any such action relating to the payment of Interest or principal or exchange of such security may be taken on the next succeeding Business Day with the same force and effect as if taken on the Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, Maturity Date or Redemption Date, or on such last day for exchange, provided that no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, Maturity Date or Redemption Date, as the case may be.

Section 17.07.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, then solely in the event that this Agreement becomes subject to qualification under the Trust Indenture Act or is otherwise qualified under the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 17.08.    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 17.09.    Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10.    Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11.    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.12.         Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GPT PROPERTY TRUST LP

By:	Gramercy Property Trust Inc., as its sole general partner

By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

GRAMERCY PROPERTY TRUST INC., as Guarantor

By:	/s/ Benjamin P. Harris
Name: Benjamin P. Harris
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title: Vice President

EXHIBIT A

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include for all Notes]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, GRAMERCY PROPERTY TRUST INC. OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

GPT PROPERTY TRUST LP	CUSIP: 36197S AA3
ISIN: US36197SAA33

No. [______]

3.75% EXCHANGEABLE SENIOR NOTES DUE 2019

$[______]

A-1

GPT Property Trust LP, a Delaware limited partnership (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [______] DOLLARS ($[____]), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on March 15, 2019 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semi-annually on March 15 and September 15 of each year, commencing September 15, 2014, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.75%, from the March 15 or September 15, as the case may be, next preceding the date of this Note to which Interest has been paid or duly provided for, unless no Interest has been paid or duly provided for on the Notes, in which case from March 24, 2014, until payment of said principal sum has been made or duly provided for. Principal of and Interest on any Global Note shall be paid in immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

The Issuer promises to pay Interest on overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) Interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right at its option to exchange this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Issuer, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

A-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:	GPT PROPERTY TRUST LP

	By:	Gramercy Property Trust Inc., as its sole general partner

By:
Name:
Title:

[DELETE UNLESS ATTESTATION IS REQUIRED

I,[_____________], [Secretary][Assistant Secretary] of the Guarantor, do hereby certify that [__________] is on the date hereof, the duly elected or appointed, qualified and acting [____________] of the Guarantor, and that [_________] is on the date hereof, the duly elected or appointed, qualified and acting [_________] of the Guarantor, and that the signatures set forth above are the genuine signature of such officers, respectively.

Name:
Title:]

A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-4

[FORM OF REVERSE SIDE OF NOTE]

GPT PROPERTY TRUST LP

3.75% EXCHANGEABLE SENIOR NOTES DUE 2019

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.75% Exchangeable Senior Notes due 2019 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of March 24, 2014 (herein called the “Indenture”), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 7.01(a)(x) or 7.01(a)(xi) of the Indenture) occurs and is continuing, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders), may declare the principal amount of and Interest accrued and unpaid on all the Notes to be immediately due and payable. If an Event of Default specified in Section 7.01(a)(x) or 7.01(a)(xi) of the Indenture occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 10.01 and Section 10.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to the exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to in the Indenture, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

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The Notes are redeemable in whole, or from time to time in part, at any time on or after March 20, 2017 at the option of the Issuer if the Closing Sale Price of the Common Stock for 20 or more Trading Days (whether or not consecutive) in a period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the Redemption Notice exceeds 130% of the applicable Exchange Price in effect on each such Trading Day. The Redemption Price shall be payable in cash and shall be equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Securities on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Securities). No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, Holders shall have the right to require the Issuer to repurchase all or a portion of their Notes pursuant to Section 3.01 of the Indenture.

Subject to and in compliance with the provisions of the Indenture, the Holder hereof shall have the right at its option to exchange each $1,000 principal amount of this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the election of the Issuer as provided in, and subject to the provisions of, Article 14 of the Indenture, including the Aggregate Share Cap and the Exchange Share Cap for so long as such limitations shall apply.

In the event the Holder surrenders this Note for exchange in connection with a Make-Whole Fundamental Change as set forth in the Indenture, the Issuer will, under the circumstances specified in the Indenture, increase the applicable Exchange Rate by the Additional Shares as and when provided in the Indenture.

Except as expressly provided in Article 16 of the Indenture, no recourse for the payment of the principal of (including the repurchase price upon repurchase pursuant to Article 3 of the Indenture) or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

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In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of March 24, 2014, among the Issuer, the Guarantor and the Initial Purchasers named therein (the “Registration Rights Agreement”).

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN–COM	as tenants in common

TEN–ENT	as tenant by the entireties

UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Cust	Custodian

JT–TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

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GUARANTEE

Gramercy Property Trust Inc., a Maryland Corporation (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and U.S. Bank National Association, as Trustee (the “Indenture”)), hereby irrevocably and unconditionally guarantees on a senior basis on the terms set forth in the Indenture the Guarantee Obligations (as defined in Section 16.01 of the Indenture), which include (i) the due and punctual payment of the principal of and Interest, on the 3.75% Exchangeable Senior Notes due 2019 (the “Notes”) of GPT Property Trust LP, a Delaware limited partnership (the “Issuer,” which term includes any successors thereto under the Indenture), whether at maturity, by acceleration, upon a repurchase or otherwise, the due and punctual payment of Interest on the overdue principal and (to the extent permitted by law) Interest on any overdue Interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the Notes or the Trustee all in accordance with the terms set forth in Article 16 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, upon a repurchase or otherwise.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 16 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity) as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collection.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

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The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to ensure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 16 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

The Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:	GRAMERCY PROPERTY TRUST INC., as Guarantor

By:
Name:
Title:

[DELETE UNLESS ATTESTATION IS REQUIRED

I,[_____________], [Secretary][Assistant Secretary] of the Guarantor, do hereby certify that [__________] is on the date hereof, the duly elected or appointed, qualified and acting [____________] of the Guarantor, and that [_________] is on the date hereof, the duly elected or appointed, qualified and acting [_________] of the Guarantor, and that the signatures set forth above are the genuine signature of such officers, respectively.

Name:
Title:]

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EXCHANGE NOTICE

TO:	GPT PROPERTY TRUST LP U.S. Bank National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, if any, issuable and deliverable upon such exchange, together with any check in payment for cash, if any, payable upon exchange or for fractional shares and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. If any shares due upon exchange shall not be delivered as a result of the Exchange Share Cap set forth in the Indenture, delivery of such shares shall be made in accordance with the instructions set forth below following the date on which (x) the elimination of the Aggregate Share Cap is approved by the Issuer’s stockholders or (y) the Aggregate Share Cap is no longer required under the listing standards of the New York Stock Exchange. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.

The undersigned registered owner of this Note hereby certifies that it or the Person on whose behalf the Notes are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

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Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged
(if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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REPURCHASE NOTICE

TO:	GPT PROPERTY TRUST LP U.S. Bank National Association, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from GPT Property Trust LP (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Notes upon a Fundamental Change and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. Note Certificate Number (if applicable): ______

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof): _____

Social Security or Other Taxpayer Identification Number: _

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

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ASSIGNMENT

For value received __________________ hereby sell(s) assign(s) and transfer(s) unto ______________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note, the undersigned confirms that such Note is being transferred:

☐	To GPT Property Trust LP, Gramercy Property Trust Inc. or a subsidiary of GPT Property Trust LP; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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[Include Schedule I only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is [_______] DOLLARS ($[_____]). The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee

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